UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2018

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, the Board of Directors (the “Board”) of The Madison Square Garden Company (the “Company”) appointed Victoria Mink to succeed Donna Coleman as Executive Vice President and Chief Financial Officer of the Company effective January 1, 2019. Ms. Coleman will continue in her employment with the Company as Executive Vice President, Finance from January 1, 2019 through March 31, 2019 in order to assist with the transition of the Chief Financial Officer role.

Ms. Mink, 50, has served as the Company’s Executive Vice President, Finance, since October 22, 2018. Previously, Ms. Mink served as the Senior Vice President, Chief Accounting Officer for Altice USA from June 2016 to October 2018, where she was responsible for all accounting and financial reporting compliance, including acquisition transactions, a spin-off transaction and an initial public offering. She was also responsible for setting the strategic direction, goals and initiatives for the accounting, accounts payable and financial systems departments, presenting to the audit committee, implementing new accounting policies and compliance with company policies and Sarbanes Oxley. Prior to this, Ms. Mink served as the Senior Vice President, Controller and Principal Accounting Officer for Cablevision Systems Corporation from June 2011 to June 2016. Ms. Mink joined Cablevision Systems Corporation in November 1997. Before joining Cablevision Systems Corporation, Ms. Mink was an audit manager with KPMG LLP.

Employment Agreement with Ms. Mink

In connection with Ms. Mink’s appointment as Executive Vice President and Chief Financial Officer, Ms. Mink and the Company entered into an employment agreement dated December 6, 2018. The term of the employment agreement will commence on January 1, 2019 (the “Effective Date”). The employment agreement provides for an annual base salary of not less than $800,000. Ms. Mink will be eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of her annual base salary. The target bonus opportunity for the current fiscal year ending June 30, 2019, will include the portion of the fiscal year prior to the Effective Date during which Ms. Mink was employed as the Company’s Executive Vice President, Finance. Ms. Mink will also participate in long-term incentive programs that are made available in the future to similarly situated executives of the Company, subject to Ms. Mink’s continued employment by the Company. It is expected that Ms. Mink will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $1,100,000 as determined by the Compensation Committee of the Board in its discretion. With respect to the current fiscal year ending June 30, 2019, Ms. Mink will be entitled to a prorated long-term incentive grant with a target value of $683,333. Under the employment agreement, Ms. Mink will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to December 31, 2021 (the “Scheduled Expiration Date”), Ms. Mink’s employment with the Company is terminated (i) by the Company other than for “cause” as defined in the agreement, or (ii) by Ms. Mink for “good reason” as defined in the agreement (so long as “cause” does not then exist), then, subject to Ms. Mink’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Ms. Mink’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Ms. Mink’s outstanding long-term cash awards will immediately vest in full and will be payable to Ms. Mink to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Ms. Mink’s outstanding restricted stock or restricted stock units granted to her under the plans of the Company will immediately be eliminated and will be payable or deliverable to Ms. Mink subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Mink’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

The employment agreement contains certain covenants by Ms. Mink including a noncompetition agreement that restricts Ms. Mink’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company.

Letter Agreement with Ms. Coleman

On December 10, 2018, Ms. Coleman and the Company entered into a letter agreement (the “Letter Agreement”) that provides for Ms. Coleman’s transition to the Executive Vice President, Finance role on January 1, 2019 and retirement from the Company on March 31, 2019, or on Ms. Coleman’s earlier resignation or termination by the Company for Cause (as defined in the Letter Agreement). Ms. Coleman’s last date of employment is the “Retirement Date”.

Ms. Coleman will continue to receive her base salary at its current rate, and remain eligible to participate in the Company’s benefit plans, through the Retirement Date. If Ms. Coleman remains employed through December 31, 2018 and executes the Company’s standard release of any claims, then (i) all of the time-based restrictions on each of Ms. Coleman’s outstanding restricted stock units granted to her under the plans of the Company will immediately be eliminated and will be deliverable to Ms. Coleman subject to satisfaction of any applicable performance criteria and (ii) Ms. Coleman will be eligible to receive a prorated bonus for the fiscal year ending June 30, 2019. If the Company terminates Ms. Coleman’s employment without Cause prior to March 31, 2019, then Ms. Coleman will also be entitled to continue to receive her base salary, and Ms. Coleman’s prorated bonus will be calculated as if she had remained employed, through March 31, 2019. Ms. Coleman is subject to confidentiality, non-disparagement, non-compete, non-solicitation and certain other covenants pursuant to the Letter Agreement.

The descriptions above do not purport to be complete and are qualified in their entirety by reference to Ms. Mink’s Employment Agreement and Ms. Coleman’s Letter Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of December 6, 2018, between The Madison Square Garden Company and Victoria Mink.

10.2	Letter Agreement dated as of December 6, 2018, between The Madison Square Garden Company and Donna Coleman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Associate General Counsel and Secretary

Dated: December 10, 2018